Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
 601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Sino Fibre Communications, Inc.

DATED this 6th day of February, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak